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                                                ACTIVE LINK COMMUNICATIONS, INC.
                                                                     FORM 10-KSB
                                                                EXHIBIT 10 (m.1)

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into by and between Active Link Communications, Inc. ("Seller") and Unisource Cap LLC ("Purchaser").

         The parties agree as follows:

         1. PURCHASE OF SHARES. By execution and delivery of this Agreement and subject to the terms and conditions of this Agreement, Purchaser hereby agrees to purchase 16,000,000 fully paid and nonassessable shares of the restricted common stock of Active Link Communications, Inc. ("ACVE") (the "Shares"), which Shares represent approximately 43% of the current issued and outstanding common stock of the Seller, subject to securities law restrictions but otherwise free and clear of all liens, claims and encumbrances. In consideration for the sale and transfer of the Shares, and in full payment for such Shares, the Purchaser hereby agrees to pay to Seller in cash the aggregate principal amount of $4,000,000 (the "Purchase Price") at $0.25 per share, subject to the conditions of Closing set forth in Paragraph 3 below.

         2. AUTHORIZATION AND SALE OF SHARES. Subject to the terms and conditions of this Agreement, the Seller agrees to sell, issue and deliver to the Purchaser the Shares in exchange for the consideration specified in Paragraph 1 above and the Seller before the Closing will have authorized the sale, transfer and delivery of the Shares to Purchaser at the Closing.

         3. CLOSING. The Purchaser and the Seller agree that the sale and purchase of the Shares shall be closed at the offices of Arizona Escrow & Financial Corporation, 3700 N. 24th Street, Suite 130, Phoenix, AZ 85106 ("Escrow Agent") upon inspection and approval by Purchaser of the following "Closing Documents": (i) two stock certificates representing the Shares (one certificate for 1,600,000 Shares and one certificate for 14,400,000 Shares) being purchased by Purchaser bearing the name "Unisource Cap LLC"; (ii) a Secretarial Certificate certifying the resolutions of the Board of Directors authorizing the sale, issuance and delivery of the Shares to the Purchaser and authorizing the execution and delivery of this Agreement; and, (iii) such other Closing Documents as the Seller, Purchaser or Escrow Agent may reasonably require to carry out the provisions of this Agreement.

         Purchaser shall cause an escrow account to be opened promptly upon the execution and delivery of this Agreement by the parties (the "Escrow Account"). Purchaser shall be solely responsible for the payment of all escrow fees. Within two days of execution of this Agreement by the later to execute of the two parties (the "Effective Date"), Seller will furnish the Purchaser the proposed escrow agreement and/or escrow instructions of the Escrow Agent and a list of other Closing Documents, if any, required by Purchaser. Seller and Purchaser shall, within five days after the date of Purchaser's receipt of the documents from the Escrow Agreement, attempt to jointly execute and deliver to the Escrow Agent an escrow agreement and/or escrow instructions satisfactory to both Seller and Purchaser to carry out the provisions of this Agreement, including the opening of an Escrow Account with the Escrow Agent. The Seller shall, within three days of signing of the agreement with the Escrow Agent, cause to be deposited the Seller's Closing





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Documents in the Escrow Account upon receipt of Seller's confirmations and the
Escrow Agent shall confirm in writing/fax the receipt thereof to both parties. It is understood that because Seller is a Colorado corporation, the Seller will initially deposit a "specimen" certificate with the Escrow Agent which will be identical to the certificate to be issued to Purchaser at the closing of the first 1,600,000 of the Shares except that the Purchaser's name will not appear on the certificate.

         Within 10 to 20 days of the date of such confirmation, Purchaser shall cause to be conducted its "due diligence" of the Seller's Closing Documents, including the verification and authentication of the Shares. Escrow Agent is authorized to transfer the Shares and related Closing Documents to any securities house of his choosing to validate and verify the authenticity of the stock certificates and related documents so long as it has continuous control of the certificates and documents until accepted and funds are transferred to the Escrow Account for the payment to Seller.

         Should the Purchaser find the Closing Documents to be satisfactory, the transaction shall close as follows:

                  (a) Within the 10-20 day "due diligence" period, Purchaser shall wire-transfer to the Escrow Agreement 10% of the Purchase Price (i.e., $400,000) and Escrow Agent shall notify Purchaser of receipt of funds. Within two business days of such notification, Seller shall deliver a certificate to the Escrow Agent for 1,600,000 of the Shares which shall be identical to the specimen previously delivered except that it shall be issued in the name of the Purchaser and it shall be dated no more than two business days after the date of transmission to the Escrow Agent; and

                  (b) Within 90 days of the date of confirmation of receipt of the Seller's Closing documents in the Escrow Account, Purchaser shall wire-transfer to the Escrow Account 90% of the Purchase Price (i.e., $3,600,000) and Escrow Agent shall notify Purchaser of receipt of funds. Within two business days of such notification, Seller shall deliver a certificate to the Escrow Agent for 14,400,000 of the Shares which shall be identical to the specimen previously delivered except that it shall be issued in the name of the Purchaser and it shall be dated no more than two business days after the date of transmission to the Escrow Agent.

         In each of the above cases, the Escrow Agent shall immediately upon receipt of such funds from Purchaser and the duly issued certificate from Seller wire-transfer such portion of the Purchase Price funds to the Seller, less any amount thereof due Bathgate Capital Partners LLC ("BCP") that Seller is obligated to pay out of the Purchase Price funds (the pertinent information necessary to make any such payments to BCP shall be furnished to Escrow Agent prior to Closing by both Seller and Purchaser as appropriate). At the same time, Escrow Agent shall also deliver to Purchaser the stock certificate representing the Shares purchased by Purchaser with each such installment payment. Escrow Agent shall confirm in writing/fax such payments and stock deliveries to both Seller and Purchaser.

         In the event that Purchaser chooses not to complete the purchase of the stock after its 10 to 20 day "due diligence", the Escrow Agent shall return to the Seller the stock certificate(s) and Seller's Closing Documents and deliver to Purchaser any deposits made by it and thereafter the Escrow shall be closed with no further liability on either party's part.




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         Purchaser shall cause its agents and representatives to conduct its
"due diligence" in a timely and prompt manner and should it have a question or problem with any of the Seller's Closing Documents it shall bring such concerns to the attention of the Seller which shall have 3 business days to cure any such concern. In the event any of the foregoing steps are not taken within the time limits provided or are not cured within the time limits, Purchaser may choose to have the Escrow Agent return the stock certificate and Seller's Closing Documents to the Seller in a prompt manner. In such event, this agreement and any escrow instructions to the Escrow Agent shall be deemed rescinded and each document shall become null and void without further legal effect.

         4. REPRESENTATIONS, WARRANTIES AND FURTHER COVENANTS.

                  (a) The Seller represents and warrants to the Purchaser that
(i) this Agreement has been duly authorized, executed and delivered on behalf of the Seller, and constitutes the valid and binding agreement of the Seller, and is fully enforceable in accordance with its terms; and, (ii) the Shares when transferred to the Escrow Account in accordance with this Agreement will be validly issued, fully paid and nonassessable will be free and clear of any lien, claim or encumbrance, subject to Rule 144 restrictions.

                  (b) The Purchaser represents and warrants to the Seller than
(i) this Agreement has been duly authorized, executed and delivered on behalf of the Purchaser, and constitutes the valid and binding agreement of the Purchaser, and is fully enforceable in accordance with its terms; (ii) it is an accredited investor under SEC rules and is purchasing the Shares for its own account for the purpose of investment and shall only subsequently distribute or sell such Shares in accordance with pertinent securities laws; (iii) it has been furnished access to the business records of Seller, and to such additional documents and information, including the Closing Documents, as it may have requested; and (iv) it understands that the funds used to purchase the Shares are expected to be used by Seller for working capital, including payments of accounts payable, and
(v) it understands that the purchase of the Shares must be considered extremely speculative and subject to a high degree of risk due to Seller's small size and current financial condition as well as other risks as disclosed in Seller's filings with the SEC.

                  (c) Both the Seller and the Purchaser expressly warrant to one another and to Escrow Agent as follows:

                           (i) Each of Seller and Purchaser acknowledges that
none of the Shares has been registered under the Securities Act of 1933, the Arizona or Colorado securities laws, or any other state or Federal law relating to the sale or offering for sale of securities, it being the intention of the parties that this transaction qualify as an exempt transaction under such laws as applicable hereto. Each of Seller and Purchaser further acknowledges and represents that it has, to the extent desired, consulted its own attorney, accountant and investment advisor in connection with the proposed transfer, and that it is not relying on any warranty, representation or assurance on the part of the Escrow Agent in choosing to enter into this transaction without requiring registration under applicable state and Federal law.

                           (ii) Purchaser warrants and represents that the
Shares are being acquired for its own account and for purposes of investment and not with a view to the resale or other distribution as to all or any part thereof. Purchaser is aware that the Shares cannot be resold without registration under applicable securities laws, or exemption therefrom, and that it may be required to





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hold the shares indefinitely, and is further aware that if the transfer is permitted, there are certain legally prescribed waiting period before the Shares can be transferred to another person. Purchaser warrants and represents that because the Shares are being acquired by it for investment purposes and in a private offering, the certificates for the shares will have a restrictive legend placed on them.

                           (iii) Purchaser and Seller warrant and represent that
the Escrow Agent has made no warranties or representations, and has rendered no advice of counsel regarding the transfer of Shares. Purchaser and Seller hereby jointly and severally agree to indemnify and hold Escrow Agent harmless from and against any and all liability, cost and expenses, including without limitation reasonable attorney's fees and costs of litigation, relating to or arising by virtue of the transfer of the Shares or any claim, demand or cause of action relating thereto.

         5. GENERAL PROVISIONS.

                  (a) This Agreement and all instruments or documents delivered pursuant hereto contain the entire and final understanding and agreement of the parties hereto with respect to he subject matter hereof and may not be altered or amended except by the mutual written agreement of the parties hereto.

                  (b) This Agreement shall remain in full force and effect until the Purchaser no longer owns or controls the Shares and each of the provisions hereof shall inure to the benefit of and bind, as the case may be, the parties hereto and their respective successors and assigns.

                  (c) Should any one or more provisions of this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement shall nevertheless remain in full force and effect.

                  (d) Each party shall initially deliver all notices, demands and requests of any kind which either party may be required or may desire to serve upon the other party hereto in connection with this Agreement by Telefax and shall thereafter cause the original writings to be delivered to the other party by overnight courier service, or sent by registered or certified mail return receipt requested, postage prepaid, and addressed as follows:

To Purchaser:              Unisource Cap LLC
                           c/o Anderson Hall Group, Inc.
                           Attn:  J.D. Surber, President
                           5025 N. Central Ave., Ste. 108
                           Phoenix, AZ  85012
                           Tel. No. 602/631-3934
                           Fax No. 602/631-3936
To Seller:                 Active Link Communications, Inc.
                           Attn:  James Ciccarelli
                           Chairman of the Board of Directors
                           7388 S. Revere Parkway, Ste. 1000
                           Englewood, CO  80112
                           Tel. No. 303/721-8200
                           Fax No. 303/721-8299
To Escrow Agent:           Arizona Escrow & Financial Corporation
                           Attn:  Donald Graham, President
                           3700 N. 24th Street, Ste. 130
                           Phoenix, AZ  85106
                           Tel. No. 602/956-2620
                           Fax No. 602/224/9393




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                  (e) This Agreement shall be governed and construed in
accordance with the laws of the State of Colorado.

                  (f) Faxed copies shall serve as originals for this Agreement.

                  (g) Seller and Purchaser shall be individually and separately liable and responsible for the following: (i) the payment of its own taxes, duties, etc., local, state or national, which may be levied against either of them arising out of the transactions contemplated herein; (ii) the payment of its own expenses incurred in connection with its performance hereunder, except that Purchaser shall be solely liable for the costs of the Escrow Agent; and
(iii) the payment of any broker or other fees payable to third parties arising out of the transactions contemplated hereunder and, if Seller owes any broker fees due at Closing from the Purchase Price funds, all pertinent documents and information necessary to make such payments shall be provided to the Escrow Agent, including copies of driver licenses, passports, addresses, banking coordinates, social security nos. and/or Federal and state tax I.D. nos., as appropriate, to make such payments.




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         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year written below their respective signatures to be effective upon the Effective Date.

         SELLER:                                                       PURCHASER:

         ACTIVE LINK COMMUNICATIONS, INC.                              UNISOURCE CAP LLC

         By:                                                           By:
                  -----------------------------------                           -----------------------------------
                  Timothy Ells                                                  Zahra Ghods
         Its:     CEO                                                  Its:     Managing Member

         Date:    June ___, 2002                                       Date:    June ___, 2002

         Fed. I.D. No.                                                 Fed. I.D. No.
                           --------------------------                                   ---------------------------
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